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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  / /

                         PNC BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                        (Jurisdiction of incorporation or
                    organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                          Pittsburgh National Building
          Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222
               (Address of principal executive offices - Zip code)

          F. J. Deramo, Vice President, PNC Bank, National Association
          23rd Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222
                                 (412) 762-3666
            (Name, address and telephone number of agent for service)

                         UNIVERSAL HEALTH SERVICES, INC.
               (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   23-2077891
                      (I.R.S. Employer Identification No.)

                              367 South Gulph Road
                       King of Prussia, Pennsylvania 19406
               (Address of principal executive offices - Zip code)

                                 DEBT SECURITIES
                       (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

                 (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency             Washington, D.C.
                        Federal Reserve Bank of Cleveland       Cleveland, Ohio
                        Federal Deposit Insurance Corporation   Washington, D.C.

                 (b) Whether it is authorized to exercise corporate trust powers.

                        Yes.  (See Exhibit T-1-3)

ITEM 2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                 Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM 3 THROUGH ITEM 14.

         The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

ITEM 15.  FOREIGN TRUSTEE.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                 Not applicable (trustee is not a foreign trustee).

ITEM 16.  LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1            -        Articles of Association of the
                                           trustee, with all amendments thereto,
                                           as presently in effect, filed as
                                           Exhibit 1 to Trustee's Statement of
                                           Eligibility and Qualification,
                                           Registration No. 33-58107 and
                                           incorporated herein by reference.

         Exhibit T-1-2            -        Copy of Certificate of the Authority
                                           of the Trustee to Commence Business,
                                           filed as Exhibit 2 to Trustee's
                                           Statement of Eligibility and
                                           Qualification, Registration No.
                                           2-58789 and incorporated herein by
                                           reference.

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         Exhibit T-1-3            -        Copy of Certificate as to Authority
                                           of the Trustee to Exercise Trust
                                           Powers, filed as Exhibit 3 to
                                           Trustee's Statement of Eligibility
                                           and Qualification, Registration No.
                                           2- 58789, and incorporated herein by
                                           reference.

         Exhibit T-1-4            -        The By-Laws of the trustee, as
                                           presently in effect, filed as Exhibit
                                           4 to Trustee's Statement of
                                           Eligibility and Qualification,
                                           Registration No. 33-58107 and
                                           incorporated herein by reference.

         Exhibit T-1-5            -        The consent of the trustee required
                                           by Section 321(b) of the Act.

         Exhibit T-1-6            -        The copy of the Balance Sheet taken
                                           from the latest Report of Condition
                                           of the trustee published in response
                                           to call made by Comptroller of the
                                           Currency under Section 5211 U.S.
                                           Revised Statutes.

                                      NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.


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                         Signature appears on next page

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                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania on the 14th day of June, 1995.

                                               PNC BANK, NATIONAL ASSOCIATION
                                               (Trustee)

                                               By /s/  F. J. Deramo
                                                  ------------------------------
                                                       F. J. Deramo
                                                       Vice President

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                                                                   EXHIBIT T-1-5

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by Universal Health Services, Inc. (a Delaware Corporation) of Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                PNC BANK, NATIONAL ASSOCIATION
                                                (Trustee)

                                                 By /s/ F. J. Deramo
                                                   -----------------------------
                                                        F. J. Deramo
                                                        Vice President

Dated:  June 14, 1995

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                                                                   EXHIBIT T-1-6

                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                           at the close of business on
                                 March 31, 1995
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District

                                  BALANCE SHEET

                                                                                                   Thousands
                                                                                                   of Dollars
                                                                                                   -----------
                                     ASSETS

Cash and balances due from depository institutions
           Noninterest-bearing balances and currency and coin   . . . . . . . . . . . . . .        $ 1,980,063
           Interest-Bearing Balances  . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,173
Securities
           Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . . .         12,699,638
           Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . .          2,363,184
Federal funds sold and securities purchased under
           agreements to resell in domestic offices of the
           bank and of its Edge and Agreement subsidiaries,
           and in IBFs:
           Federal funds sold   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            276,350
           Securities purchased under agreements to resell  . . . . . . . . . . . . . . . .                  0
Loans and lease financing receivables:
           Loans and leases, net of unearned income                       $25,094,120
           LESS:  Allowance for loan and lease losses                         646,947
                                                                          -----------
           Loans and leases, net of unearned income,
              allowance and reserve   . . . . . . . . . . . . . . . . . . . . . . . . . . .         24,447,173
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                138
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . .            483,870
Other real estate owned   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             55,761
Investments in unconsolidated subsidiaries and
           associated companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             38,589
Customers' liability to this bank on acceptances
           outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             52,021
Intangible assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            717,701
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            699,623
                                                                                                  ------------
           Total Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 43,817,284
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







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

                                   LIABILITIES

Deposits:
           In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 21,366,354
              Noninterest-bearing                                          $ 4,976,904
              Interest-bearing                                              16,389,450
           In foreign offices, Edge and Agreement subsidiaries,
              and IBFs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,425,937
              Noninterest-bearing                                         $     10,040
              Interest-bearing                                               1,415,897
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
              Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . . .          2,023,500
              Securities sold under agreements to repurchase  . . . . . . . . . . . . . . .          5,791,230
Demand notes issued to U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . .            714,674
Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 62
Other borrowed money
           With original maturity of one year or less   . . . . . . . . . . . . . . . . . .          6,416,198
           With original maturity of more than one year   . . . . . . . . . . . . . . . . .          1,862,966
Mortgage indebtedness and obligations under
           capitalized leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,273
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . .             52,021
Subordinated notes and debentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . .            155,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            605,070
                                                                                                  ------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40,418,285


                                 EQUITY CAPITAL

Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             30,850
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,343,808
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . .          2,082,568
Net unrealized holding gains (losses) on
           available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . .            (58,227)

Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,398,999
                                                                                                  ------------
Total liabilities and equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 43,817,284
                                                                                                  ============



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